SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 2, 2000



                          SIGNAL APPAREL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)




     Indiana                       1-2782                      62-0641635
 (State or other                 (Commission                (I.R.S. Employer
  jurisdiction                   File Number)               Identification No.)
of incorporation)


34 Englehard Avenue, Avenel, New Jersey                                 07001
(Address of principal executive offices)                              (zip code)


Registrant's telephone number, including area code (732) 382-2882

Item 3. Bankruptcy or Receivership

     On November 2, 2000, Signal Apparel Company, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, updating the status of its bankruptcy proceedings. In this press release, the Company announced that it has been unable to secure a buyer for substantially all of its business on a going concern basis and is taking steps to liquidate its assets in an effort to maximize value, and has secured limited debtor-in-possession financing (approved by the Bankruptcy Court) for salaries and other expenses incurred during the liquidation process. Additionally, the Company advised shareholders that it expects to lose the services of its transfer agent for its common shares in the very near future due to the Company's lack of funds to pay the transfer agents fees.

     The Company previously has announced that on September 22, 2000 it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of New York. The Company's Chapter 11 bankruptcy is proceeding as Case No. 00 B 14462 in the U.S. Bankruptcy Court for the Southern District of New York.


Item 7. Exhibits

Exhibit 99.1 Press Release dated November 2, 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 7, 2000                     SIGNAL APPAREL COMPANY, INC.


                                            By:  /s/ Robert J. Powell
                                               -------------------------
                                               Robert J. Powell
                                               Vice President,
                                               General Counsel & Secretary